Exhibit 10.36
AMENDMENT TO CONSULTING AGREEMENT
     This Amendment is dated April 6, 2006, by and between LVM Company (“LVM”) and North Pointe Insurance Company (“NPIC”).
     The parties signed a Consulting Agreement on March 5, 2003, which governs the terms on which LVM provides certain services for NPIC relating to claims adjusting philosophies and procedures.
     The parties amend the Agreement as follows:
1.	Term of Agreement. This Agreement will be effective for an initial term of one (1) year from May 1, 2006 and thereafter will automatically renew for a successive term of one (1) year each unless NPIC gives written notice to LVM of its election not to renew for an additional term; notice shall be given to LVM at least ninety (90) days prior to the expiration date of any term.
2.	Compensation. As full, final and exclusive compensation for all LVM’s services under this Agreement, NPIC agrees to pay LVM a fee equal to the sum of $10,000 per month for the term of the Agreement.
3.	Unless it is specifically amended by this Amendment, all provisions to the Agreement remain fully effective.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 6th day of April, 2006.
NORTH POINTE INSURANCE COMPANY

By:

Its:

LVM COMPANY

By:

Dated: